Exhibit 99.1

INSTRUMENT OF AMENDMENT

This Instrument of Amendment entered into this      day of July 2008, by and between Newtek Business Services, Inc. (the “Company”) and Barry Sloane (the “Executive”), effective immediately.

WHEREAS, the Executive entered into an Agreement dated June 30, 2006 with the Company which provided for Executive to be employed as an executive officer (the “Agreement”); and

WHEREAS, the Agreement was previously amended to extend its term through June 30, 2008; and

WHEREAS, the parties desire by this writing to further amend the Agreement (i) by extending the term until December 31, 2008, (ii) by enhancing the severance provisions provided therein, and (iii) by imposing certain covenants in the event that the Executive’s employment with the Company terminates for any reason.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficient it is hereby AGREED as follows:

1. The definition of “Change in Control” in Section 1(b) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, a Change in Control as defined in this Section 1(b) shall not be treated as a Change in Control for purposes of this Agreement unless it constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Treasury Regulations”).”

2. Subsection (iv) of the definition of “Good Reason” in Section 1(i) of the Agreement is hereby amended in its entirety to read as follows:

“(iv) the assignment to the Executive of duties and responsibilities that constitute a material diminution from those associated with his position on the Effective Date;”

3. Subsection (i) of the definition of “Trigger Event” in Section 1(l) is hereby amended in its entirety to read as follows:

“(i) the Executive’s voluntary termination of employment within ninety (90) days of an event that both occurs during the Protected Period and constitutes Good Reason,”

4. Section 6 of the Agreement is hereby amended in its entirety to read as follows:

“6. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending on December 31, 2008 or such earlier date as is determined in accordance with Section 11 (the “Term”).”

5. Section 11(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b) Without Just Cause. The Board may, by written notice to the Executive, immediately terminate his employment for a reason other than Just Cause. In such event, the Executive shall be entitled to a total severance payment (the “Severance Payment”) equal to two (2) times the sum of (i) Executive’s base salary in effect at the time of termination, plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year. The first $350,000 of the Severance Payment shall be paid in a lump sum to the Executive within thirty (30) days after his termination of employment. The remaining amount of the Severance Payment shall be paid in equal installments over a six (6) month period following the Executive’s termination of employment, payable in accordance with the Company’s regularly scheduled payroll (the “Installment Payments”). Each Installment Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). In the event that, pursuant to the above, any of the Installment Payments will be paid after March 15 of the year following the year of termination and the total amount of any such Installment Payments which will be paid after March 15 exceeds the lesser of: (i) twice the Executive’s then current base salary; or (ii) twice the Code Section 401(a)(17) limit in effect for the year of termination ($460,000 for 2008), the portion of any such Installment Payments that exceeds the foregoing threshold shall be accumulated and paid in the seventh (7th) month following the date of his termination of employment, but only to the extent necessary to comply with the six (6) month delay rule pertaining to “specified employees” under Treasury Regulations Section 1.409A-3(i)(2).”

6. Section 11(c) of the Agreement is hereby amended in its entirety to read as follows:

“(c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the Severance Payment payable in the same manner and on the same basis as provided for under Section 11(b) of the Agreement upon a termination without Just Cause. In addition, the Executive will be entitled to health, life, disability and other benefits which the Executive would have been eligible to participate in through the expiration of the Term based on the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment, subject to any restrictions as may be required under Code Section 409A.”

7. Section 11(f) of the Agreement is hereby amended in its entirety to read as follows:

“(f) Non-Renewal Payment. If the Term of this Agreement is not extended for at least one (1) additional year in circumstances in which the Executive is willing and able to execute such extension and continue performing services, then the Executive’s employment shall be terminated by the Company effective as of the expiration of the Term, in which event he shall be entitled to a Severance Payment equal to one and one-half (1 1/2) times the sum of (i) Executive’s base salary in effect at the time of termination, plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year. The first $350,000 of the Severance Payment shall be paid in a lump sum to the Executive within thirty (30) days after his termination of employment. The remaining amount of the Severance Payment shall be paid in equal installments over a six (6) month period following the Executive’s termination of employment in Installment Payments. Each Installment Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). In the event that, pursuant to the above, any of the Installment Payments will be paid after March 15 of the year following the year of termination and the total amount of any such Installment Payments which will be paid after March 15 exceeds the lesser of: (i) twice the Executive’s then current base salary; or (ii) twice the Code Section 401(a)(17) limit in effect for the year of termination ($460,000 for 2008), the portion of any such Installment Payments that exceeds the foregoing threshold shall be accumulated and paid in the seventh (7th) month following the date of his termination of employment, but only to the extent necessary to comply with the six (6) month delay rule pertaining to “specified employees” under Treasury Regulations Section 1.409A-3(i)(2).”

8. The last sentence of Section 13 is hereby amended in its entirety to read as follows:

“If the Trigger Event occurs during the portion of the Protected Period that is prior to the date of the Change in Control, the Code § 280G Maximum shall be payable in the same manner and on the same basis as provided for under Section 11(b) of the Agreement upon a termination without Just Cause. If the Trigger Event occurs during the portion of the Protected Period that is on or after the date of the Change in Control, the Code § 280G Maximum shall be paid in a lump sum within ten (10) days of his termination of employment.”

9. The Agreement is hereby amended by adding a new Section 14 to read as follows, and by renumbering the existing Sections 14 through 20 of the Agreement accordingly:

“14. Covenants.

(a) Definitions. For purposes of this Agreement:

(i) Restrictive Period. The term “Restrictive Period” shall mean the period beginning on the Effective Date and ending two (2) years after the termination of the Executive’s employment hereunder.

(ii) Covered Customer. The term “Covered Customer” shall mean (A) during the Term, any customer of the Company and (B) after the Term, any person or entity who was, as of the end of the Term, a customer of the Company.

(iii) Covered Business. The term “Covered Business” shall mean (A) during the term, any business in which the Company is engaged and (B) after the Term, any business in which the Company was engaged as of the end of the Term.

(iv) Covered State. The term “Covered State” shall mean (A) during the Term, any state in the United States and (B) after the Term, any state (1) in which, as of the end of the Term, the Company was engaged in business or (2) with respect to which the Company, as of the end of the Term, had expended material expense and/or efforts in connection with preparing to do business therein.

(b) Non-Interference. The Executive covenants and agrees that he will not at any time during the Restrictive Period for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other business organization: (i) interfere with contractual relationships between the Company and any of its customers or employees; (ii) hire, or solicit for hire, any person who is employed by the Company or any parent or subsidiary of the Company, without the express written consent of the Company; or (iii) other than on behalf of the Company, solicit any Covered Customer of the Company in connection with the engagement, by any person or entity, in any Covered Business in any Covered State.

(c) Confidentiality. The Executive will not, at any time whether during or after his termination of employment, (i) disclose to anyone, without proper authorization from the Company, or (ii) use, for his or another’s benefit, any confidential or proprietary information of the Company or any parent or subsidiary of the Company, which may include trade secrets, business plans or outlooks, financial data, marketing or sales programs, customer lists, brand formulations, training and operations manuals, products or price strategies, mergers, acquisitions, and/or Company personnel issues.

(d) Blue Pencil; Equitable Relief. The provisions contained in this Section 14 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that if any provision contained in this Section is determined to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted. The Executive acknowledges that the provisions of this Section 14 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 14, the Company will be entitled (i) to damages sufficient to compensate the Company for any harm to the Company caused thereby and (ii) to specific performance and injunctive relief for the purpose of preventing the breach or threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy, in addition to any other relief to which the Company may be entitled under this Agreement.”

10. A new Section 22 is included in its entirety to read as follows:

“22. Tax Matters. All payments or benefits provided under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement be exempt from, or if not so exempt, comply with, Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits made or provided under the Agreement are considered deferred compensation subject to Code Section 409A payable on account of Employee’s separation from service (but that do not meet an exemption under Code Section 409A, including without limitation the short term deferral or the separation pay plan exemption), such payments or benefits shall be paid no earlier than the date that is six (6) months following Employee’s separation from service (or, if earlier, the date of death) to the extent required by Code Section 409A.”

11. Except as otherwise specifically amended by the above, the Agreement remains in full force and effect, and is hereby confirmed and ratified in all respects. Terms used in this Instrument of Amendment and not defined shall have the meaning set forth in the Agreement.

12. This Instrument of Amendment represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and, may be amended, supplemented or changed, and any provision hereof may be waived, only by a written instrument making specific reference to this Instrument of Amendment signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

13. This Instrument of Amendment shall be binding upon and inure to the benefit of our successors, assigns, heirs and legal representatives.

14. This Instrument of Amendment may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

15. The provisions of this Instrument of Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Instrument of Amendment, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Instrument of Amendment and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

NEWTEK BUSINESS SERVICES, INC.

By:
	Chief Financial Officer	Dated

/s/ Barry Sloane
	Barry Sloane	Dated

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